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                                                                  Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
THE DEWOLFE COMPANIES, INC.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to The DeWolfe Companies, Inc. 1998 Stock Option Plan and to the incorporation by reference therein of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of The DeWolfe Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Boston, Massachusetts
December 17, 1999